Exhibit 99.1
811 Louisiana, Suite 2100 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Announces $750.0 Million Offering of Senior Notes

HOUSTON, November 13, 2019 – Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp. (NYSE: TRGP), and the Partnership’s subsidiary Targa Resources Partners Finance Corporation announced today that, subject to market conditions, they intend to sell in an offering in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act, $750.0 million in aggregate principal amount of senior unsecured notes due 2030. The Partnership intends to use the net proceeds from the offering to repay borrowings under its credit facilities and for general partnership purposes, which may include redemptions or repurchases of the Partnership’s outstanding senior notes, repayment of other indebtedness, working capital and funding capital expenditures and acquisitions.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A under the Securities Act and by non-U.S. persons pursuant to Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, except as required by law.

About Targa Resources Partners LP

Targa Resources Partners LP is a Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp. (“TRC” or the “Company”), to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. On February 17, 2016, TRC completed the acquisition of all outstanding common units of the Partnership. Targa Resources Corp. is a leading provider of midstream services and is one of the largest independent midstream energy companies in North America. TRC owns, operates, acquires and develops a diversified portfolio of complementary midstream energy assets. The Company is primarily engaged in the business of: gathering, compressing, treating, processing, transporting and selling natural gas; transporting, storing, fractionating, treating and selling natural gas liquids (“NGLs”) and NGL products, including services to liquefied petroleum gas exporters; and gathering, storing, terminaling and selling crude oil.

The principal executive offices of Targa Resources Partners LP are located at 811 Louisiana, Suite 2100, Houston, TX 77002 and their telephone number is 713-584-1000.

For more information, please visit our website at www.targaresources.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and any subsequently filed Current Reports on Form 8-K. The Partnership does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact the Company’s investor relations department by email at InvestorRelations@targaresources.com or by phone at (713) 584-1133.

Sanjay Lad

Senior Director, Finance & Investor Relations

Jennifer Kneale

Chief Financial Officer